UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2012

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 10, 2012, NiMin Energy Corp. (the “Company” or “NiMin”) announced that its common shares will be voluntarily delisted from the Toronto Stock Exchange (“TSX”) after the close of trading on October 22, 2012 and its listing will be transferred to the NEX, a separate board of the TSX Venture Exchange, effective as of market open on October 23, 2012. From and after October 23, 2012, NiMin’s common shares will trade on the NEX under the symbol “NNN.H”.

As described in NiMin’s management information circular/proxy statement dated May 23, 2012, the common shares are being voluntarily delisted from the TSX as NiMin is no longer able to meet the TSX’s listing requirements following the sale of substantially all of its assets as previously announced. NiMin’s common shares will be listed on the NEX in order to maintain liquidity during the Company’s voluntary liquidation and dissolution process; however, NiMin cannot give any assurance that an active or liquid market for its common shares will develop or be sustained.

The Company is furnishing a copy of the press release dated October 10, 2012 as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Company press release dated October 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP.
(Registrant)

October 11, 2012	/s/ Clarence Cottman, III
Clarence Cottman, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Company press release dated October 10, 2012